As filed with the Securities and Exchange Commission on October 25, 2006
Registration No. 333-[        ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida		65-0655973
(State or other jurisdiction of incorporation)		(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
1994 Incentive Stock Option Plan and Nonstatutory Stock Option Plan
(Full title of the plan)
Edward V. Lett President and Chief Executive Officer TIB Financial Corp. 599 9th Street North, Suite 101 Naples, Florida 34102-5624
(Name and address of agent for service)
(239) 263-3344
(Telephone number, including area code, of agent for service)
Copies to: John P. Greeley, Esquire Smith Mackinnon, PA 255 South Orange Avenue, Suite 800 Orlando, Florida 32801

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.10 per share	252,617 shares (1)	$17.465	$4,411,956	$473

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers (i) an indeterminate amount of interest to be offered or sold to the employee benefit plan described herein, and (ii) an indeterminate number of shares which may be required to be issued or may be issued pursuant to the antidilution provisions of the plan for stock splits, stock dividends or similar transactions

(2)
Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the closing price of the Common Stock on October 20, 2006.

EXPLANATORY NOTE

    On July 2, 1997, TIB Financial Corp. (“TIB” or “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-30515) registering 869,610 shares of common Stock, par value $.10 per share of TIB (“TIB Common Stock”). The Registrant hereby files this Registration Statement to register an additional 252,617 shares of TIB Common Stock for issuance under the 1994 Incentive Stock Option Plan and Nonstatutory Stock Option Plan which were subject to the earlier Registration Statement. The contents of the earlier Registration Statement are incorporated by reference into this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion and consent of Smith Mackinnon, PA, as to the validity of the shares being issued.
23.1	The consent of Crowe Chizek and Company LLC
24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Naples, State of Florida, on the 24th day of October, 2006.

TIB FINANCIAL CORP.
By:	/s/ Edward V. Lett
Edward V. Lett
President and Chief Executive Officer

By:	/s/ Stephen J. Gilhooly
Stephen J. Gilhooly
Executive Vice President and Chief Financial Officer

    Each of the undersigned hereby constitutes and appoints Thomas J. Longe and Edward V. Lett, and each of them as attorneys for him and in his name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with respect to this Registration Statement, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or causes to be done, by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the 24th day of October, 2006.

Signature	Title

/s/ Thomas J. Longe	Chairman of the Board
Thomas J. Longe
/s/ Edward V. Lett	President and Chief Executive Officer of the Company; Director
Edward V. Lett
/s/ Richard C. Bricker, Jr.	Director
Richard C. Bricker, Jr.
/s/ Paul O. Jones	Director
Paul O. Jones
/s/ John G. Parks, Jr.	Director
John G. Parks, Jr.
/s/ Marvin F. Schindler	Director
Marvin F. Schindler
/s/ Otis T. Wallace	Director
Otis T. Wallace

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion and consent of Smith Mackinnon, PA, as to the validity of the shares being issued.
23.1	Consent of Crowe Chizek and Company LLC.